                                 ROYAL OAK MINES INC.


                                    as Corporation


                                         and



                           MONTREAL TRUST COMPANY OF CANADA


                                      as Trustee






--------------------------------------------------------------------------------


                                   TRUST INDENTURE
                              PROVIDING FOR THE ISSUE OF
                           U.S. $50 MILLION 15% DEMAND BONDS

                                    JUNE 22, 1998


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2.  Meaning of "outstanding" for Certain Purposes. . . . . . . .  11
Section 1.3.  Headings, etc. . . . . . . . . . . . . . . . . . . . . . . .  11
Section 1.4.  Deemed Notice of Indenture . . . . . . . . . . . . . . . . .  12
Section 1.5.  Judgment Currency. . . . . . . . . . . . . . . . . . . . . .  12
Section 1.6.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . .  12

                                      ARTICLE 2
                                      THE BONDS


Section 2.1.  Terms, Form and Denomination of Bonds. . . . . . . . . . . .  13
Section 2.2.  Issue of Bonds . . . . . . . . . . . . . . . . . . . . . . .  13
Section 2.3.  Signing of Bonds . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.4.  Certification. . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.5.  Replacement of Bonds . . . . . . . . . . . . . . . . . . . .  15
Section 2.6.  Ownership of Bonds . . . . . . . . . . . . . . . . . . . . .  15
Section 2.7.  Payment of Principal and Interest. . . . . . . . . . . . . .  15
Section 2.8.  Taxes and Other Taxes. . . . . . . . . . . . . . . . . . . .  16
Section 2.9.  Exchange of Bonds. . . . . . . . . . . . . . . . . . . . . .  17
Section 2.10. Registration . . . . . . . . . . . . . . . . . . . . . . . .  17

                                      ARTICLE 3
                                 REPLEDGING OF BONDS


Section 3.1.  Repledging of Bonds. . . . . . . . . . . . . . . . . . . . .  18
Section 3.2.  Outstanding. . . . . . . . . . . . . . . . . . . . . . . . .  18

                                      ARTICLE 4
                                       SECURITY

Section 4.1.  Security . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 4.2.  Effect of Liens. . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.3.  Security Effective Notwithstanding Date of Advance . . . . .  20
Section 4.4.  Title to Collateral. . . . . . . . . . . . . . . . . . . . .  20
Section 4.5.  Further Assurances . . . . . . . . . . . . . . . . . . . . .  20
Section 4.6.  Registration . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.7.  Release from Charge. . . . . . . . . . . . . . . . . . . . .  22
Section 4.8.  Application of Insurance Proceeds. . . . . . . . . . . . . .  22
Section 4.9.  Expropriation. . . . . . . . . . . . . . . . . . . . . . . .  22
Section 4.10. Priority of Liens. . . . . . . . . . . . . . . . . . . . . .  23
Section 4.11. Disposition of Assets. . . . . . . . . . . . . . . . . . . .  23


Section 4.12. Royalty Interest . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.13. Restricted Payments. . . . . . . . . . . . . . . . . . . . .  24
Section 4.14. Security . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.15. Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                      ARTICLE 5
                             COVENANTS OF THE CORPORATION

Section 5.1.  Payment of Principal and Interest. . . . . . . . . . . . . .  25
Section 5.2.  Trustee's Remuneration and Expenses. . . . . . . . . . . . .  25
Section 5.3.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 5.4.  Reorganization . . . . . . . . . . . . . . . . . . . . . . .  26
Section 5.5.  Limitation on Liens. . . . . . . . . . . . . . . . . . . . .  26
Section 5.6.  Performance of Covenants by Trustee. . . . . . . . . . . . .  26

                                      ARTICLE 6
                               DEFAULT AND ENFORCEMENT

Section 6.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . .  28
Section 6.2.  Acceleration on Default. . . . . . . . . . . . . . . . . . .  28
Section 6.3.  Enforcement by Trustee . . . . . . . . . . . . . . . . . . .  29
Section 6.4.  Enforcement by Bondholders . . . . . . . . . . . . . . . . .  29
Section 6.5.  Entry by Trustee . . . . . . . . . . . . . . . . . . . . . .  29
Section 6.6.  Appointment of Receiver. . . . . . . . . . . . . . . . . . .  30
Section 6.7.  Sale by Trustee. . . . . . . . . . . . . . . . . . . . . . .  31
Section 6.8.  Applying Bonds in Payment. . . . . . . . . . . . . . . . . .  31
Section 6.9.  Application of Proceeds of Sale or Realization . . . . . . .  32
Section 6.10.  Distribution of Proceeds. . . . . . . . . . . . . . . . . .  32
Section 6.11.  Persons Dealing with Trustee. . . . . . . . . . . . . . . .  33
Section 6.12.  Trustee Appointed Attorney. . . . . . . . . . . . . . . . .  33

                                      ARTICLE 7
                              SATISFACTION AND DISCHARGE

Section 7.1.  Cancellation and Destruction . . . . . . . . . . . . . . . .  34
Section 7.2.  Release from Covenants . . . . . . . . . . . . . . . . . . .  34

                                      ARTICLE 8
                                SUCCESSOR CORPORATIONS

Section 8.1.  Certain Requirements in Respect of Merger, etc . . . . . . .  35
Section 8.2.  Vesting of Powers in Successor . . . . . . . . . . . . . . .  35
Section 8.3.  Opinion of Counsel to be Given to Trustee. . . . . . . . . .  35

                                      ARTICLE 9
                              EXTRAORDINARY RESOLUTIONS

Section 9.1.  Powers Exercisable by Extraordinary Resolution . . . . . . .  36
Section 9.2.  Meaning of "Extraordinary Resolution". . . . . . . . . . . .  37
Section 9.3.  Powers Cumulative. . . . . . . . . . . . . . . . . . . . . .  37
Section 9.4.  Binding Effect of Resolutions. . . . . . . . . . . . . . . .  37

                                      ARTICLE 10
                               SUPPLEMENTAL INDENTURES

Section 10.1.  Execution of Supplemental Indentures. . . . . . . . . . . .  38

                                      ARTICLE 11
                                CONCERNING THE TRUSTEE

Section 11.1.  Conditions Precedent to Trustee's Obligation to Act . . . .  39
Section 11.2.  Evidence. . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 11.3.  Experts and Advisers. . . . . . . . . . . . . . . . . . . .  40
Section 11.4.  Action by Trustee to Protect Interests. . . . . . . . . . .  40
Section 11.5.  Trustee Not Required to Give Security . . . . . . . . . . .  40
Section 11.6.  Protection of Trustee . . . . . . . . . . . . . . . . . . .  40
Section 11.7.  Replacement of Trustee. . . . . . . . . . . . . . . . . . .  41
Section 11.8.  Conflict of Interest. . . . . . . . . . . . . . . . . . . .  41
Section 11.9.  Cash Collateral Held by the Trustee . . . . . . . . . . . .  42
Section 11.10. Certificate of Compliance . . . . . . . . . . . . . . . . .  42
Section 11.11. Legislation Relating to Indentures. . . . . . . . . . . . .  42
Section 11.12. Acceptance of Trust . . . . . . . . . . . . . . . . . . . .  42

                                      ARTICLE 12
                                    MISCELLANEOUS

Section 12.1  Communications . . . . . . . . . . . . . . . . . . . . . . .  43
Section 12.2. Address of Record. . . . . . . . . . . . . . . . . . . . . .  43
Section 12.3. Indemnification of Trustee . . . . . . . . . . . . . . . . .  43
Section 12.4. Deposit of Securities. . . . . . . . . . . . . . . . . . . .  44
Section 12.5. Change of Name . . . . . . . . . . . . . . . . . . . . . . .  44

                                      ARTICLE 13
                                    FORM OF BONDS

Section 13.1.  Form of Bonds . . . . . . . . . . . . . . . . . . . . . . .  46

                                      ARTICLE 14
                                      EXECUTION

Section 14.1.  Notarial Trust Deed . . . . . . . . . . . . . . . . . . . .  49
Section 14.2.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  49
Section 14.3.  Formal Date . . . . . . . . . . . . . . . . . . . . . . . .  49

                                   TRUST INDENTURE


          TRUST INDENTURE dated June 22, 1998 between ROYAL OAK MINES INC. (the "CORPORATION") and MONTREAL TRUST COMPANY OF CANADA (the "TRUSTEE").

          WHEREAS the Corporation deems it necessary for its corporate purposes to deliver security to certain parties who have or may in future enter into hedging transactions with the Corporation;

          AND WHEREAS it is desirable to grant such security through a trustee acting under a trust indenture;

          AND WHEREAS in order to give effect to such security the Corporation proposes to issue bonds under the trust indenture;

          AND WHEREAS the Corporation under the laws relating to it is duly authorized to create, issue and secure the Bonds to be issued as provided in this Indenture;

          AND WHEREAS all things necessary have been done and performed to make the Bonds, when issued by the Corporation and certified by the Trustee, valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Indenture and to make this Indenture a valid and binding indenture in accordance with its terms;

          AND WHEREAS the foregoing recitals and any statements contained in this Indenture or in the Bonds (except the representations in the certificate of the Trustee on the Bonds) are and shall be deemed to be made as representations and statements of fact by the Corporation;

          NOW THEREFORE, in consideration of the foregoing, the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Corporation, the Corporation agrees as follows:

                                      ARTICLE 1
                                    INTERPRETATION

          SECTION 1.1.  DEFINED TERMS.   (1) As used in this Indenture and
the Bonds, the following terms have the following meanings:

          "APM" means Arctic Precious Metals, Inc., a Nevada corporation.

          "AFFILIATE" has the meaning specified in the BUSINESS CORPORATIONS ACT (Ontario).

          "BONDS" means the bonds of the Corporation issued and certified under this Indenture and for the time being outstanding.

          "BONDHOLDERS" means the holders of the Bonds for the time being and from time to time.

          "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario.

          "CANADIAN DOLLARS" and "CDN. $" each mean lawful money of Canada.

          "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations in accordance with GAAP.

          "CERTIFICATE OF THE CORPORATION", "ORDER OF THE CORPORATION" and "REQUEST OF THE CORPORATION" mean, respectively, a written certificate, order and request signed in the name of the Corporation by any one of its Chairman, President, Chief Financial Officer or Secretary.

          "CERTIFIED RESOLUTION" means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of the certification.

          "COLLATERAL" means the property, assets and undertaking of the Corporation and its Restricted Subsidiaries charged or in which the Trustee is granted a Lien pursuant to the Security and all replacements, substitutions and additions thereto and all income, gains and distributions thereon and proceeds thereof, of whatsoever nature and kind.

          "CORPORATION" means Royal Oak Mines Inc. and every Successor Corporation which has complied with the provisions of Article 8.

          "COUNSEL" means an attorney, barrister or solicitor or a firm of attorneys or barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee.

          "DEBT" of any Person means all indebtedness including, without limitation (i) all indebtedness of such Person for and in respect of borrowed money, including obligations with respect to bankers' acceptances, letters of credit and letters of guarantee or indemnity; (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness or other security; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the possession or sale of such property); (iv) all obligations under leases which, in accordance with GAAP (or accounting principles generally accepted in the jurisdiction of incorporation or organization of such Person), are recorded as capital leases, in respect of which such Person is liable as lessee; (v) all indebtedness or obligations of such Person pursuant to any interest rate swaps, currency swaps, commodity agreements and similar hedging agreements; and (vi) all Debt Guaranteed by such Person.

          "DEBT GUARANTEED" by any Person means Debt of the kinds referred to in (i) through (v) of the definition of Debt which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) with the creditor to purchase or otherwise acquire or assume, or in respect of which such Person has otherwise assured a credit against loss by means of an indemnity, security or bond.

          "DIRECTOR" means a director of the Corporation for the time being, and reference without more to action by the Directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of the board.

          "DOCUMENTS" means the Security Documents and any other document delivered to the Bondholders by the Corporation or any Subsidiary pursuant to or in connection therewith.

          "ELIGIBLE CAPITAL LEASE OBLIGATIONS AND PURCHASE MONEY SECURITY INTERESTS" means (a) Capital Lease Obligations and Purchase Money Security Interests existing as at the date hereof or any renewals or replacements thereof on materially the same terms and in amounts not materially exceeding those existing as at the date hereof; and (b) Capital Lease Obligations and Purchase Money Security Interests incurred following the date hereof if the claims of the lessor or creditor thereunder are limited to recovery or repossession of the leased or financed property in question and if such leased or financed property is newly acquired by the Corporation.

          "ELIGIBLE HEDGING INDEBTEDNESS" means (i) Existing Hedging Indebtedness; and (ii) Indebtedness which is Permitted Indebtedness described in clauses (iii) or (iv) of the definition of "Permitted Indebtedness" in the Subordinated Indenture, as in effect on the date hereof.

          "EQUIVALENT CDN. $ AMOUNT" means, with respect to any amount of any currency other than Canadian Dollars, the amount of Canadian Dollars determined by using the quoted spot rate at which The Bank of Nova Scotia's principal office in Toronto, Ontario offers to provide Canadian Dollars in exchange for such other currency at 12:00 noon (Toronto time) on the date which such Equivalent Cdn. $ Amount is to be determined.

          "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

          "EXCLUDED ASSETS" means the Windy Craggy Property.

          "EXISTING HEDGING INDEBTEDNESS" has the meaning ascribed to that term in the Subordinated Indenture, as in effect on the date hereof.

          "EXTRAORDINARY RESOLUTION" has the meaning specified in Section 9.2.

          "FISCAL YEAR" means a fiscal year of the Corporation commencing on

January 1 of each calendar year and ending on December 31 of the same calendar year.

          "GAAP" means at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis.

          "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

          "HEDGING COUNTERPARTY" means Bankers Trust Company, Macquarie Bank Limited, The Bank of Nova Scotia, and their respective successors and assigns, and any other Person with whom from time to time the Corporation has entered, or is proposing to enter into or incur Currency Agreements, Interest Swap Obligations, Foreign Exchange Obligations or Commodity Agreements, as such terms are defined in the Subordinated Indenture, as in effect on the date hereof.

          "IN AGREED FORM" means, with respect to any documents to be delivered by the Corporation or any Restricted Subsidiary to the Trustee under or pursuant to this Indenture, that such document is in substantially the same form and substance as the comparable document, if any, previously delivered or to be delivered contemporaneously by the Corporation or such Restricted Subsidiary to the Senior Bondholders.

          "INDENTURE", "HEREIN", "HEREBY", "HEREOF" and similar expressions mean and refer to this Indenture as supplemented or amended by any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Indenture.

          "INSIDER" has the meaning specified in Section 1(1) of the SECURITIES ACT (Ontario).

          "KEMESS MINE" means the Kemess North Property and Kemess South Mine.

          "KEMESS NEWCO" means the wholly owned subsidiary of the Corporation to which, at the request of the Senior Bondholders, the Corporation will transfer ownership of the Kemess Mine and related assets.

          "KEMESS NEWCO GUARANTEE AND ASSUMPTION" means the guarantee and assumption to be given by Kemess Newco, in compliance with Section 5.4 of the Indenture, which guarantee and assumption shall be In Agreed Form and in form and substance satisfactory to the Trustee, based on the advice of Counsel, pursuant to which Kemess Newco will guarantee the obligations of the Corporation pursuant to the Bonds.

          "KEMESS NEWCO LIENS" means the present and future fixed and floating

Liens to be granted by Kemess Newco to the Trustee in all of its property, assets and undertaking, including the Kemess Mine and related assets, which Lien shall be In Agreed Form and in form and substance satisfactory to the Trustee, based on the advice of Counsel, and which will secure the payment and performance by Kemess Newco of its obligations under the Kemess Newco Guarantee and Assumption.

          "KEMESS NORTH PROPERTY" means all present and future property, assets and undertaking comprising or relating to what is generally referred to as the Kemess North property in British Columbia, Canada, including, without limitation, all mineral claims and leases referred to in Schedule "B-1" to the Secured Debenture, all buildings, equipment, fixtures and other property and assets owned or leased by the Corporation (or in which the Corporation otherwise has an interest) situated or used at the Kemess North Property site, all operations, exploration and other activities carried on at such site and all permits, authorizations, licenses and similar approvals relating thereto.

          "KEMESS SOUTH MINE" means all present and future property, assets and undertaking comprising or relating to what is generally referred to as the Kemess South property in British Columbia, Canada, including, without limitation, all mineral claims and leases referred to in Schedule "B-2" to the Secured Debenture hereto, all buildings, equipment, fixtures and other property and assets owned or leased by the Corporation (or in which the Corporation otherwise has an interest) situated or used at the Kemess South Mine site, all operations, exploration and other activities carried on at such site and all permits, authorizations, licenses and similar approvals relating thereto.

          "KEMESS SOUTH RESOURCES LIMITED PARTNERSHIP" means the limited partnership of that name formed under the laws of the Province of British Columbia, and its successors and assigns.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement or condition that in substance secures payment or performance of an obligation and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "NIGHTHAWK LAKE MINE" means the property covering approximately 11,726 acres representing 254 claims in both Cody and Macklem Townships, Ontario, with most of the property held outright by the Corporation as staked mineral claims and the remaining property held through various agreements and subsidiary companies.

          "ORIGINAL CURRENCY" has the meaning specified in Section 1.5(1).

          "OTHER CURRENCY" has the meaning specified in Section 1.5(1).

          "OTHER TAXES" has the meaning specified in Section 2.8(2).

          "PAMOUR MINE" means the property (exclusive of the Hoyle properties) located in Whitney Township approximately 15 miles east of Timmins, Ontario which consisted of 38 patented mining claims and one license of occupation covering approximately 1,531 acres of mining and surface rights.

          "PERMITTED LIENS" mean

(a) Liens on the property, assets or undertaking of the Corporation or of a Restricted Subsidiary that, in each case, secure indebtedness under the Senior Indentures in a principal amount not in excess of U.S.$120,000,000;

(b) Liens securing indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Corporation or a Restricted Subsidiary, provided that such Liens were in existence prior to the completion of such merger or consolidation and do not extend to any assets other than those of such Person;

(c) Liens on property acquired by the Corporation or a Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property;

(d) Liens on property, assets or undertaking of the Corporation that, in each case, secure the royalty payments to be made by the Corporation or a Restricted Subsidiary to Kemess South Resources Limited Partnership or, upon dissolution to the partners thereof, in respect of copper extracted and processed from the Kemess South property;

(e) Liens on the property, assets or undertaking of the Corporation or a Restricted Subsidiary that, in each case, secure Capital Lease Obligations or Purchase Money Obligations;

(f) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Corporation or any Restricted Subsidiary in the ordinary course of business;

(g) Liens imposed by law, including, without limitation, mechanics', carriers' warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Corporation or any Restricted Subsidiary in the ordinary course of business in a principal amount not in excess of at any time of Cdn. $15,000,000;

(h) Liens for AD VALOREM, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Corporation has set aside on its books reserves to the extent required by GAAP;

(i) Liens on the property, assets or undertaking of the Corporation that, in each case, secure the obligations of the Corporation under the Royalty Agreement, including pursuant to the Royalty Debenture;

(j) Liens on the property, assets or undertaking of Kemess Newco that secure indebtedness of the Corporation assumed by Kemess

Newco on the transfer of Kemess Newco of ownership of the Kemess Mine and related assets;

(k) Liens granted by the Corporation and its Restricted Subsidiaries to the Trustee pursuant to the terms hereof and the Security Documents;

(l)       the Subordinated Liens;

(m) rights reserved to or vested in any Governmental Entity by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchase of any property subject thereto or to require annual or other payments as a condition to the continuance thereof;

(n) zoning restrictions, easements, rights of way, leases or other similar encumbrances or privileges in respect of real property which in the aggregate do not materially impair the use of such property by the Corporation or any Restricted Subsidiary in the operation of its business;

(o) security given by the Corporation or a Restricted Subsidiary to a public utility or any Governmental Entity, when required by such utility or Governmental Entity in connection with the operations of the Corporation or such Restricted Subsidiary in the ordinary course of its business, which singly or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Corporation or such Restricted Subsidiary;

(p) the reservation in any original grants from any Governmental Entity of any land or interest therein and statutory exceptions to title; and

(q) title, defects or irregularities which are of a minor nature and which do not materially detract from the value of the assets of the Corporation or its Restricted Subsidiaries encumbered thereby.

          "PERSON" means a natural person, partnership, corporation, joint-stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity and pronouns which have a similarly extended meaning.

          "PLEDGE AGREEMENT" means an agreement between the Corporation and a Bondholder, pursuant to which a Bond issued hereunder is pledged to the Bondholder as security for the obligations specified therein.

          "PROPOSED LEASEBACK ASSETS" means one P & H model 2800 x PB Electric Mining Shovel and one P & H model 100 x P Rotary Blast Hole Drill.

          "PURCHASE MONEY OBLIGATIONS" means indebtedness of the Corporation and its Restricted Subsidiaries incurred in connection with the purchase of assets; provided that any Lien so created in connection with such incurrence is limited solely to the property or assets so purchased.

          "PURCHASE MONEY SECURITY INTEREST" means any Lien given, assumed or arising by operation of law, including capital leases, to provide or secure, or to provide the obliger with funds to pay, the whole or any part of the consideration for the acquisition of property where the principal amount of the obligation secured by such Lien (i) is not in excess of the cost to the obliger of the property encumbered thereby and (ii) is secured only by the property being acquired by the obliger, and includes the renewal or refinancing of any such Lien upon the same property provided that the indebtedness secured and the security therefor are not increased thereby.

          "RECEIVER'S CERTIFICATE" has the meaning specified in Section 6.6.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Corporation that is not an Unrestricted Subsidiary.

          "ROYALTY AGREEMENT" means the agreement between the Corporation and Trilon Financial Corporation to be dated the date hereof pursuant to which Trilon Financial Corporation has been granted a royalty interest in the Kemess South Mine, as amended from time to time (other than amendments which violate Section 4.12 hereof).

          "ROYALTY DEBENTURE" means the debenture dated June 22, 1998, securing the obligations of the Corporation under the Royalty Agreement.

          "SALE" has the meaning specified in Section 4.11.

          "SECURED DEBENTURE" means the secured debenture to be delivered to the Trustee pursuant to Section 4.1(i) hereof.

          "SECURITY" means the security granted pursuant to Section 4.1 and any other security from time to time held by the Trustee for the benefit of the Bondholders.

          "SECURITY DOCUMENTS" means, collectively, the agreements, instruments and documents delivered from time to time to the Trustee by the Corporation, Kemess Newco and APM for the purpose of creating, perfecting, preserving or protecting the Liens in favour of the Trustee for the benefit of the Bondholders which secure the payment and performance by the Corporation and its Restricted Subsidiaries of their respective obligations under the Indenture, the Bonds and the Security Documents. The Security Documents as the date hereof are described in Section 4.1(i) to (ix), hereof.

          "SENIOR BONDHOLDERS" means the holders of the Senior Security.

          "SENIOR INDENTURES" means the senior secured debenture, Series A, dated as of June 22, 1998 issued by the Corporation to Trilon Financial Corporation and the senior secured debenture, Series B, dated as of June 22, 1998, issued by the Corporation to Northgate Exploration Limited, as from time to time amended (other than amendments which increase the principal amount due thereunder) and any debentures or other agreements which refinance or renew the amounts outstanding thereunder (provided that the principal amount outstanding thereunder is not increased).

          "SENIOR SECURITY" means the security from time to time granted by the Corporation or any of its Subsidiaries to secure the obligations of the Corporation or such Subsidiaries pursuant to the Senior Indentures.

          "SINGLE BONDHOLDER REQUEST" means an instrument signed in one or more counterparts by a Bondholder or Bondholders holding not less than U.S.
$1 million in aggregate principal amount of the Bonds at the time outstanding.

          "SUBORDINATED INDENTURE" means the indenture dated as of August 12, 1996 made by the Corporation as issuer, Kemess Mines Inc., as guarantor, and Mellon Bank, F.S.B., as trustee, as amended by supplemental indentures dated December 31, 1997, January 31, 1998 and May 19, 1998 and the date hereof, between the Corporation and Chase Manhattan Trust Company, National Association, as successor trustee, as further amended from time to time.

          "SUBORDINATED LIENS" means the present and future Liens held by a trustee or a collateral agent for and on behalf of the Subordinated Noteholders to secure payment and performance of the obligations of the Corporation and its Restricted Subsidiaries under the Subordinated Indenture, the Subordinated Notes and the Subordinated Security.

          "SUBORDINATED NOTES" means the notes issued pursuant to the Subordinated Indenture.

          "SUBORDINATED NOTEHOLDERS" means the holders from time to time of Subordinated Notes pursuant to the Subordinated Indenture.

          "SUBORDINATED SECURITY" means the security from time to time granted by the Corporation or any Subsidiary to secure the obligations of the Corporation pursuant to the Subordinated Indenture.

          "SUCCESSOR CORPORATION" has the meaning specified in Section 8.1.

          "SUBSIDIARIES" means all of the corporations listed on Schedule E to the Senior Indentures and any other corporation or limited liability company which is or hereafter becomes directly or indirectly controlled by the Corporation, and for the purposes of this definition, the Corporation shall be deemed to control a corporation if the Corporation beneficially owns, directly or indirectly, shares to which are attached more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of such corporation, and the Corporation shall be deemed to own beneficially shares beneficially owned by a corporation controlled by it, and so on indefinitely, and the Corporation shall be deemed to control a limited liability company where it owns more than 50% of the equity interests in such limited liability company.

          "TAXES" has the meaning specified in Section 2.8(1).

          "TRUSTEE" means Montreal Trust Company of Canada and its successors for the time being in the trusts hereby created.

          "U.S. DOLLARS" and "U.S. $" each mean lawful money of the United States of America.

          "UNANIMOUS BONDHOLDERS' REQUEST" means an instrument signed in one or more counterparts by the Bondholders holding not less than 100% in aggregate principal amount of the Bonds at the time outstanding (excluding any such held by Affiliates or Insiders of the Corporation) requesting the Trustee to take some action or proceeding specified therein.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Corporation designated as an Unrestricted Subsidiary by the board of directors of the Corporation; PROVIDED, HOWEVER, that (i) the Subsidiary to be so designated
(x)(I) has total assets with a fair market value at the time of such designation of U.S. $1,000,000 or less, or (II) is being so designated prior to the acquisition by the Corporation of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary, and (y) does not own any capital stock of the Corporation or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Corporation, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition,
(iii) no Event of Default shall have occurred and be continuing, (iv) no portion of any Debt or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by or is otherwise the subject of credit support provided by the Corporation or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Corporation or any of its Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Corporation or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Debt or other obligation, (v) neither the Corporation nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favourable to the Corporation or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Corporation, and (vi) neither the Corporation nor any of its Restricted Subsidiaries has any obligations (a) to subscribe for additional shares of the capital stock of such Subsidiary, or
(b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Corporation's board of directors shall be evidenced to the Trustee by filing with the Trustee a certified certificate stating that such designation complies with the foregoing conditions. The Corporation's board of diectors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation, no event of default shall have occurred and be continuing under the Senior Indentures or the Subordinated Indenture, assuming the incurrence by the Corporation and its Restricted Subsidiaries at the time of such designation of all existing Debt and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. In the event of any transaction described in Article 8 involving the Corporation in which the Corporation is not the Successor Corporation, the board of directors of the Successor Corporation may (x) prior to such transaction, designate any of its Subsidiaries, and any of the Corporation's Subsidiaries being acquired pursuant to such transaction that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such transaction, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Corporation under the terms of this

Indenture.

          "WINDY CRAGGY PROPERTY" means the mineral claims in and around Windy Craggy mountain in the Tatshenshini/Alsek region of northwestern British Columbia.

          (2) Reference to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

          (3) Any references in this Indenture or in a Bond to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

          SECTION 1.2. MEANING OF "OUTSTANDING" FOR CERTAIN PURPOSES. Every Bond certified and delivered by the Trustee shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided, however, that:

(a) where a new Bond has been issued in substitution for a Bond which has been lost, destroyed or stolen, only one of them shall be counted for the purpose of determining the aggregate principal amount of Bonds outstanding; and

(b) for the purpose of any provision of this Indenture entitling Bondholders to vote, sign consents, requests or other instruments or take any other action under this Indenture, Bonds owned by the Corporation or any Affiliate shall be disregarded, except that (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request, instrument or other action, only the Bonds which the Trustee knows are so owned shall be so disregarded, and (ii) Bonds so owned which have been pledged in good faith other than to the Corporation or any Affiliate shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to vote such Bonds in its discretion free from the control of the Corporation or any Affiliate.

          SECTION 1.3. HEADINGS, ETC. The provision of a Table of Contents, the division of this Indenture into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Indenture.

          SECTION 1.4. DEEMED NOTICE OF INDENTURE. Bondholders and all Persons claiming through or under them, respectively, shall be deemed to have notice of, and shall be bound by, the provisions of this Indenture.

          SECTION 1.5. JUDGMENT CURRENCY. (1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under a Bond in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the Corporation agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Trustee or the relevant Bondholder, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given or, if permitted by applicable laws, on the day on which such judgment is paid or satisfied.

          (2) The obligations of the Corporation in respect of any sum due in the Original Currency from it hereunder or under a Bond shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Trustee or the relevant Bondholder of any sum adjudged to be so due in such Other Currency, the Trustee or such Bondholder may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Trustee or such Bondholder in the Original Currency, the Corporation shall, as a separate obligation and notwithstanding any such judgment, indemnify the Trustee or such Bondholder, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Trustee or such Bondholder in the Original Currency, the Trustee or such Bondholder shall remit such excess to the Corporation.

          SECTION 1.6. APPLICABLE LAW. This Indenture and the Bonds shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                                   ARTICLE 2
                                   THE BONDS

          SECTION 2.1. TERMS, FORM AND DENOMINATION OF BONDS. (1) The Bonds authorized to be issued pursuant to this Indenture shall consist of and be limited to an aggregate principal amount of U.S. $50 Million and shall be designated as the "U.S. $50 MILLION 15% DEMAND BONDS".

          (2) The Bonds shall (i) be dated their issue date, (ii) be due and payable on demand, and (iii) bear interest (both before and after demand and judgment) from and including their issue date to but excluding the date of their payment in full at the rate of 15% per annum (including, in case of default, interest at the same rate on all amounts overdue payable on demand) calculated and compounded monthly in arrears from the issue date, and shall be paid in arrears on the last Business Day of each month beginning January of 1999.

          (3) The Bonds shall (i) be issuable in registered form in integral multiples of U.S. $1 Million, (ii) be substantially in the form set out in
Article 13 with appropriate insertions, and (iii) bear such distinguishing letters and numbers as the Trustee approves.

          (4) Subject to this Indenture, all Bonds shall rank PARI PASSU among themselves and shall be secured equally and rateably.

          SECTION 2.2. ISSUE OF BONDS. (1) Bonds in the aggregate principal amount of U.S. $50 Million, in definitive form, are hereby created and may immediately be executed by the Corporation, certified by or on behalf of the Trustee and delivered by it to or upon the order of the Corporation.

          (2) No Bond shall be issued, unless and until the Corporation and the Bondholder to whom the Bond is to be issued have certified to the Trustee as follows:

               (i)    the Bondholder is a Hedging Counterparty; and

               (ii) upon issuance, the Bond will be pledged to the Bondholder pursuant to a Pledge Agreement to be held as security only for the obligations of the Corporation or its affiliates to the Bondholder pursuant to Eligible Hedging Indebtedness.

          (3) A Bond shall only be obligatory or entitle the Bondholder to any benefit if, and to the extent, that such Bond is pledged to secure Eligible Hedging Indebtedness.

          (4) Each of the Bondholders acknowledges that the indebtedness owed to a Hedging Counterparty is separate and unrelated to the indebtedness owed to any other Hedging Counterparty. In the event that the Security, to the extent it secures any indebtedness to a Hedging Counterparty or any Bond pledged to such Hedging

Counterparty to secure such indebtedness (the "Affected Security"), is for any reason subordinated to any security for any other indebtedness (the "Other Security"), to which the Security, to the extent it secures Hedging Indebtedness to other Hedging Counterparties or the Bond pledged to such other Hedging Counterparties, (the "Unaffected Security") is not subordinated, then, notwithstanding subsection 2.1(4) or Section 4.2, the priority of the Unaffected Security shall not be affected and the Unaffected Security shall maintain its priority over the Other Security, and the holders of the Unaffected Security shall be entitled to participate in a distribution as if the Affected Security had not been subordinated.

          (5) Except for the Bonds issued or to be issued to Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia on or about the date hereof, no Bond shall be issued, or, if issued, shall be obligatory, unless the Trustee shall have received either (i) the consent of the existing Bondholders to such issuance expressed by way of Extraordinary Resolution; or
(ii) each of the following:

(i) an acknowledgment of the trustee under the Subordinated Indenture, substantially in the form of the acknowledgment received by the Trustee and Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia on or about the date hereof;

(ii) an opinion of Counsel that new Bonds will rank equally and rateably with the existing Bonds and will not prejudice the priority of the existing Bonds; and

(iii) a certificate of The Bank of Nova Scotia or an opinion of counsel providing evidence that the principal amount of the Bonds outstanding after the issuance will not exceed U.S. $50 million less 150% of The Bank of Nova Scotia cash collateral.

          SECTION 2.3. SIGNING OF BONDS. The Bonds shall be under the corporate seal of the Corporation and shall be signed in the name and on behalf of the Corporation by any one of the Chairman or the President or the Chief Financial Officer, together with any one of the Secretary or any Assistant Secretary of the Corporation. Notwithstanding that any of the individuals whose signature appears on any Bond as one of such officers may no longer hold office at the date of this Indenture, the date of the Bond or the date of certification and delivery, any Bond signed as aforesaid shall be valid and binding upon the Corporation.

          SECTION 2.4. CERTIFICATION. (1) No Bond shall be issued, or, if issued, shall be obligatory or entitle the Bondholder to any benefit, until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Article 13, or in some other form approved by the Trustee, and such certification by the Trustee upon any Bond shall be conclusive evidence as against the Corporation that the Bond so certified has been duly issued and is a valid obligation of the Corporation.

          (2) The certificate of the Trustee on the Bonds shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Bonds (except the due certification and any other warranties implied by law) and the Trustee shall not, in any respect, be liable or answerable for the use made of the Bonds or any of them or of the proceeds of the Bond.

          SECTION 2.5. REPLACEMENT OF BONDS. (1) If any of the Bonds are mutilated, defaced, lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and the Trustee, at its principal office in Toronto, Ontario or its principal office in Vancouver, British Columbia, shall certify and deliver a new Bond of like date and tenor as the one mutilated, defaced, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of, the mutilated or defaced Bond and in lieu of, and in substitution for, the lost, destroyed or stolen Bond. The new Bond shall be entitled to the Security and rank equally in accordance with its terms with all other Bonds issued under this Indenture.

          (2)  The applicant for the issue of a new Bond pursuant to this
Section 2.5 shall bear the cost of issue and, in the case of loss, destruction or theft shall, as a condition precedent to the issue, furnish the Corporation and the Trustee with such evidence of ownership and of the loss, destruction or theft as shall be satisfactory to the Corporation and the Trustee in their discretion. The applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee.

          SECTION 2.6. OWNERSHIP OF BONDS. (1) A Bondholder may not transfer a Bond.

          (2) Unless otherwise required by law, the Corporation and the Trustee may deem and treat the Bondholder of any Bond as the person entitled to the benefit thereof and neither the Corporation nor the Trustee shall be affected by any notice to the contrary, and payment of, or on account of the principal of, or any interest on, any Bond shall be made only to or upon the order in writing of the registered Bondholder.

          (3) The Bondholder of any Bond shall be entitled to the principal or interest, or both, evidenced by the Bond, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Bondholder and all Persons may act accordingly. The receipt of any Bondholder for any principal or interest shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any Bondholder.

          SECTION 2.7. PAYMENT OF PRINCIPAL AND INTEREST. (1) The principal of the Bonds will be payable at the principal office of the Trustee in Vancouver, British Columbia on the Business Day after demand for payment has been made by a Bondholder.

          (2) Interest accrued on the principal amount of any Bond, and interest on overdue interest, will be paid by the Corporation directly to the Bondholder of such Bond. Upon request, the Corporation shall provide to the Trustee written confirmation of any amounts so paid.

          (3) Interest shall be calculated at the rate mentioned in Section 2.1(2) on the basis of the number of days elapsed in the year (which shall consist of three hundred and sixty-five (365) or three hundred and sixty-six
(366) days, as the case may be).

          (4) If the day on which interest on the Bonds falls due is not a Business Day, a Bondholder shall not be entitled to payment until the next following Business Day or to any interest or other sums in respect of the postponed payment.

          SECTION 2.8. TAXES AND OTHER TAXES. (1) All payments to a Bondholder under the Bond shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "Taxes") imposed by Canada (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable Law to be deducted or withheld. If the Corporation shall be required by applicable Law to deduct or withhold any such Taxes from or in respect of any amount payable under any Bond except, as provided in the next sentence, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 2.8), the Bondholder receives an amount equal to the amount it would have received if no such deduction or withholding had been made, (ii) the Corporation shall make such deductions or withholdings, and (iii) the Corporation shall immediately pay the full amount deducted or withheld to the relevant governmental entity in accordance with applicable Law. The Corporation will not be required to pay any such additional amounts to any Bondholder by reason of that Bondholder being connected with Canada otherwise than merely by lending money to the Corporation pursuant to this Indenture.

          (2) The Corporation agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "Other Taxes") which arise from any payment made by the Corporation under any of the Bonds or from the execution, delivery or registration of, or otherwise with respect to, this Indenture or any of the Bonds.

          (3) The Corporation shall indemnify the Bondholder for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Corporation under this Section 2.8) paid by the Bondholder and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding, in the case of any Bondholder, taxes imposed on its net income or capital taxes or receipts and franchise taxes. The Corporation will not be required to indemnify a Bondholder for any Taxes or Other Taxes imposed by reason of a Bondholder being connected with Canada otherwise than merely by lending money to the Corporation pursuant to this Indenture. Payment under this indemnification shall be made within 30 days from the date the Bondholder makes written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Corporation by the Bondholder shall be conclusive evidence, absent manifest error, of the amount due from the Corporation to the Bondholder, as the case may be.

          (4) The Corporation shall furnish to the Bondholder the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Corporation within 30 days after the date of any payment of Taxes or Other Taxes.

          (5) The provisions of this Section 2.8 shall survive the termination of the Indenture and the repayment of all amounts secured by this Indenture.

          SECTION 2.9. EXCHANGE OF BONDS. (1) Bonds may be exchanged for other Bonds of the same aggregate outstanding principal amount as the Bonds so exchanged.

          (2) Bonds may be exchanged only at the principal office of the Trustee in Toronto, Ontario or the principal office of the Trustee in Vancouver, British Columbia or at such other place or places (if any) as may from time to time be designated by the Corporation with the approval of the Trustee. Any Bond tendered for exchange shall be surrendered to the Trustee.
 The Corporation shall execute and the Trustee shall certify all Bonds necessary to carry out exchanges as aforesaid. All Bonds surrendered for exchange shall be cancelled.

          (3) The Corporation and a Bondholder may agree to reduce the principal amount of a Bond held by such Bondholder (without payment thereon) and the Trustee shall adjust the Bond and its records accordingly.

          (4) The Trustee shall not charge a Bondholder for its services in connection with any transfer, exchange or adjustment of a Bond. Payment of any applicable stamp or transfer tax or other governmental charge shall be made by the party requesting such exchange, transfer or adjustment as a condition precedent.

          SECTION 2.10. REGISTRATION. (1) The Corporation shall cause to be kept by and at the principal office of the Trustee in Toronto, Ontario or in Vancouver, British Columbia a register in which shall be entered the names and addresses of Bondholders and particulars of the Bonds held by each of them. Such registration shall be noted on the Bonds by the Trustee or a new Bond shall have been issued by the Trustee.

          (2) No transfer of a Bond shall be valid unless made on the register by the registered holder, its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, in compliance with such reasonable requirements as the Trustee may prescribe, and such transfer shall have been noted on such Bond by the Trustee or a new Bond shall have been issued by the Trustee.

          (3) The transferee of a Bond shall, after the Bond together with any necessary endorsement on it or on any appropriate form of transfer is lodged with the Trustee, accompanied by a written designation, in form reasonably satisfactory to the Trustee, of the telecopy number or mailing address of the transferee and upon compliance with all other conditions in that behalf required by this Indenture or by law, be entitled to be entered on the register as the owner of such Bond.

          (4) The register maintained pursuant to this Section 2.10 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Bondholder.

                                   ARTICLE 3
                              REPLEDGING OF BONDS

          SECTION 3.1. REPLEDGING OF BONDS. Bonds issued by the Corporation hereunder and acquired by the Corporation upon the release of a pledge may be cancelled or may be repledged to a Hedging Counterparty pursuant to a Pledge Agreement to secure Eligible Hedging Indebtedness of the Corporation provided, in any event, that the requirements of this Indenture are met.

          SECTION 3.2. OUTSTANDING. For purposes of determining whether a Bond can be issued within the limit set out in Section 2.1(1) hereof, (i) where the principal amount of a Bond has been reduced pursuant to Section 2.9(3), only the reduced principal amount shall be taken into account; and
(ii) the principal amount of a Bond which has been acquired by the Corporation upon the release of a pledge shall not be taken into account against the limit set out in Section 2.1(1) hereof, unless and until such Bond is repledged.

                                    ARTICLE 4
                                    SECURITY

          SECTION 4.1. SECURITY. As security for the due and punctual payment and performance of all of its obligations to the Trustee and the Bondholders under and in respect of this Indenture and the Bonds, the Corporation and its Subsidiaries, as applicable, shall execute and deliver to the Trustee in each case for the benefit of the Trustee and the Bondholders and in form and substance satisfactory to the Trustee, valid and enforceable Liens against all present and after acquired property, assets and undertaking of the Corporation and the Restricted Subsidiary, except the Excluded Assets, all In Agreed Form, including without limitation, the following:

(i) a secured debenture by the Corporation creating a fixed and floating Lien on all of the Corporation's present and after acquired property, assets and undertaking including, without limitation, fixed and specific Liens on all property, assets and undertaking comprising the Kemess Mine, and assignments of the Corporation's interests in all material mining claims, concessions and leases in any way relating to the Kemess Mine;

(ii) a general security agreement by the Corporation creating a Lien on all of the Corporation's present and after acquired property, assets and undertaking;

(iii) a limited guarantee by APM of the obligations of the Corporation hereunder to the Bondholders;

(iv) a general security agreement by APM creating a Lien on all of APM's present and after acquired property, assets and undertaking;

(v) an assignment by the Corporation of its rights and interests in its right to receive distributions from the Kemess South Resources Limited Partnership;

(vi) an assignment by the Corporation of its rights and interests in the Hydro contracts relative to the Kemess Mine;

(vii) a pledge of all the shares in the capital of APM held by the Corporation;

(viii)    a moveable hypothec in form suitable for registration in Quebec; and

(ix) such other agreements and documents as may be necessary or desirable to grant to the Trustee or the Collateral Agent valid and enforceable Liens on all of the property, assets and undertaking of the Corporation other than the Excluded Assets.

Notwithstanding anything to the contrary contained in the foregoing, the Corporation shall not be obligated to register the Liens against any real property or mineral claims consisting of: (a) the Pamour Mine, the Nighthawk Lake Mine and the mines generally known as Giant, HopeBrook and Colomac; and (b) the Corporation's currently existing exploration properties not in any way related to the Kemess Mine. The Corporation shall register Liens against the Pamour Mine and the Nighthawk Lake Mine in favour of the Trustee In Agreed Form should the Corporation grant or register Liens against (either or both) such mines in favour of the Senior Bondholders. The Corporation shall ensure that all of the Security Documents are executed and delivered in accordance with this
Section 4.1 such that the Liens created thereby are perfected in all jurisdictions and at all times required to maintain such perfection by the Trustee for the benefit of the Bondholders.

          SECTION 4.2. EFFECT OF LIENS. The Trustee shall have and hold the Security Documents and the Collateral and all rights hereby and thereby conferred unto the Trustee and its successors and assigns forever, but in trust, nevertheless, for the equal benefit and security of the Bondholders (subject to Section 2.2(4) hereof) without any preference or priority between them, subject to this Indenture, and with the powers and authorities and subject to the terms and conditions set forth in this Indenture and in the Security Documents. The Corporation shall furnish to the Trustee, promptly after the execution and delivery of the Security Documents and promptly after the execution and delivery of any amendment hereto or thereto or any instrument of further assurance, an opinion of Counsel stating that, in the opinion of such Counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) the Security Documents, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective the Liens intended to be created by the Security Documents and to perfect such Liens, and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, or (ii) no such action is necessary to make the Liens intended to be created by the Security Documents effective.

          SECTION 4.3. SECURITY EFFECTIVE NOTWITHSTANDING DATE OF ADVANCE. The Security shall be effective whether the moneys secured by this Indenture are advanced before or after or at the same time as the issue of any of the Bonds intended to be secured or before or after or upon the date of the execution of this Indenture.

          SECTION 4.4. TITLE TO COLLATERAL. The Corporation covenants with the Trustee and the Bondholders that (i) it lawfully owns and is lawfully possessed of that part of the Collateral described as the Kemess Mine and, except for Permitted Liens, will lawfully own and be lawfully possessed of all other property hereafter subjected to the Security, (ii) it has good right and lawful authority to mortgage, pledge, charge and grant a security interest in the same, (iii) such property is and will remain free and clear of any Lien except Permitted Liens, and (iv) it will warrant and defend its title to such property against the claims and demands of all Persons.

          SECTION 4.5. FURTHER ASSURANCES. The Corporation covenants with the Trustee that:

(a) it shall from time to time execute all such assurances and do all such things as, in the opinion of Counsel, are necessary or of advantage for validly giving to the Trustee (so far as may be possible under applicable laws) the specific mortgage, pledge and charge intended to be created pursuant to the Security upon the Collateral, whether now owned or hereafter acquired by the Corporation; and

(b) it shall from time to time, after the Security has become enforceable and the Trustee has determined or become bound to enforce it, execute and give all such assurances and do all things as the Trustee may reasonably require for facilitating the realization of the Collateral and for exercising all the powers, authorities and discretions conferred upon the Trustee and for confirming to any purchaser of any of the Collateral, whether sold by the Trustee or by judicial proceedings, title to the assets so sold.

          SECTION 4.6. REGISTRATION. The Corporation covenants with the Trustee that:

(a) immediately after the execution of the Security Documents and each supplemental instrument, the Corporation shall register, file or record the same (or a deed in notarial form or a financing statement or such other document as may be appropriate under applicable law) in all offices where such registration, filing or recording is necessary or of advantage to perfect the Security created or intended so to be and the Corporation shall deliver to the Trustee certificates establishing each such registration, filing or recording, and shall do, observe and perform all matters and things necessary or expedient to be done, observed and performed for the purpose of creating and maintaining the Security as valid and effective security;

(b) notwithstanding anything contained in Section 4.6(a), but subject to the last paragraph of Section 4.1, the Corporation shall not be required to register or record the Security Documents or any other instrument against the title to any real or immoveable property of the Corporation or in which the Corporation has any interest other than the Kemess Mine unless the Trustee (upon the request of Bondholders holding a majority in the principal amount of the Bonds) shall so request, in which event, and provided that the Corporation has first registered or recorded Liens in favour of the Senior Bondholders, the Corporation (so far as may be possible under the local laws of the places where the real or immoveable property is situate) shall immediately register or record the Security Documents and any supplemental instrument which may be required for such purpose, against the title to the real or immoveable property in respect of which the request has been made;

(c) the Corporation shall not register, record or file the security in favour of the Subordinated Noteholders in any office, or against the title to any real or immovable property, or register any financing statement in respect of the security in favour of the Subordinated Noteholders, or consent to any of such actions, unless the Corporation has registered the Security Documents in priority to the security in favour of the Subordinated Noteholders; and

(d) the Corporation shall, within five Business Days of the registration, recordation or filing of any security in favour of the Senior Bondholders, notify the Trustee of the particulars of any such registration, recordation or filing.

          SECTION 4.7. RELEASE FROM CHARGE. Until the Security has become enforceable and the Trustee has determined or become bound to enforce the same, the

Trustee shall upon the Request of the Corporation execute and deliver to the Corporation such documents as, in the opinion of Counsel, may be necessary or desirable to release from the Security any lands, buildings, plant, machinery or equipment, whether moveable or immoveable, licenses or rights, or any interest therein, or any other property or assets sold or disposed of by the Corporation in accordance with Section 4.11(b), (c), (d) or (e) without payment to the Trustee of any proceeds. Any Request of the Corporation shall be accompanied by a Certificate of the Corporation evidencing that the sale or disposition is not in breach of any provision of this Indenture.

          SECTION 4.8. APPLICATION OF INSURANCE PROCEEDS. The Corporation shall, from time to time until payment in full of the Bonds and the satisfaction and discharge of this Indenture, within 10 days following the receipt by the Corporation of any payment of proceeds of any insurance required to be maintained pursuant to Section 5.3 on account of each separate loss, damage or injury to any tangible property subject to the Security (unless such proceeds (or an equivalent amount) have been (i) expended or committed by the Corporation for the repair or replacement of the damaged property, with the prior written consent of the Trustee, and the Corporation has furnished to the Trustee evidence satisfactory to the Trustee of the expenditure or commitment, or (ii) paid to or for the benefit of the Senior Bondholders or any other holder of a Permitted Lien in the damaged or lost property ranking prior to the Security) apply, or to the extent the Trustee is loss payee under any insurance policy, irrevocably direct the Trustee to apply, without premium or penalty, the proceeds to the payment of principal or interest, or both, under the Bonds in the Trustee's sole discretion. No consent of the Trustee shall be required for the application by the Corporation of insurance proceeds to the repair or replacement of property unless (i) the aggregate amount of insurance proceeds on account of loss, damage or injury in any twelve-month period exceed Can. $5,000,000, or (ii) an Event of Default (or any circumstance exists which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default) has occurred and is continuing.

          SECTION 4.9. EXPROPRIATION. In the event of any expropriation or similar taking of any part of the Collateral or of any sale or conveyance by the Corporation in lieu of an expropriation or similar taking and in reasonable anticipation of such event, the Trustee may release the property so taken, sold or conveyed upon the deposit with the Trustee of a sum equal to (i) the net proceeds of, or compensation for, the expropriation or similar taking, or (ii) in case of a sale or conveyance in lieu of and in reasonable anticipation of such taking, the greater of (y) the net proceeds of the sale of the property to be released, or (z) the fair market value of the property as appraised by an independent appraiser acceptable to the Trustee. For purposes hereof "net proceeds" shall mean proceeds after costs of disposition and payments to the Senior Bondholders and any other holder of a Permitted Lien in the subject property ranking prior to the Security. The Trustee shall be fully protected in giving a release upon being furnished with an opinion of Counsel to the effect that the property has been lawfully expropriated or taken or, in the case of an anticipatory sale or conveyance, sold or conveyed as aforesaid, and in case of any anticipatory sale or conveyance, upon being furnished with a Certified Resolution stating that, in the opinion of the Directors, such sale or conveyance was in lieu of and in reasonable anticipation of expropriation or similar taking and was in the best interests of the Corporation. In any proceedings for the taking of any part of the Collateral by expropriation or similar taking the Trustee may be represented by Counsel.

          SECTION 4.10. PRIORITY OF LIENS. Notwithstanding the time of grant of Liens, or the time of registering, filing or recording the same (or a notice or financing statement in respect thereof) (i) the Liens and beneficial rights of each of the Senior Bondholders in the assets and properties of the Corporation and its Restricted Subsidiaries and the proceeds thereof shall be senior and prior to the Liens and beneficial rights of the Trustee and any Bondholder therein, and (ii) the Liens and beneficial rights of the Trustee and any Bondholder in the assets and properties of the Corporation and its Restricted Subsidiaries shall be and are hereby subordinated and postponed to the Liens and beneficial rights of each of the Senior Bondholders therein. Each Bondholder, by its acceptance of Bonds issued hereunder, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Senior Bondholders and the Bondholders, the aforesaid subordination and postponement of the Liens and beneficial rights of the Trustee and any Bondholder therein, and appoints the Trustee its attorney-in-fact for such purposes.

          SECTION 4.11. DISPOSITION OF ASSETS. The Corporation shall not and shall not permit any of its Restricted Subsidiaries to consummate any sale, lease, consignment or other disposition (collectively a "Sale") of assets or property other than:

(a) Any Sale of properties or assets of the Corporation or a Restricted Subsidiary to a direct or indirect wholly-owned Restricted Subsidiary of the Corporation;

(b) (i) any Sale of machinery, equipment, other personal property or other similar property that has become worn out, obsolete or unserviceable;
(ii) any Sale or abandonment of any personal property the use of which is no longer necessary or desirable in or material to the conduct of the business of the Corporation and its Restricted Subsidiaries; (iii) any Sale of any real property or an interest therein which is undeveloped and held by the Corporation or a Restricted Subsidiary for exploration purposes and is not material to the conduct of the business of the Corporation and its Restricted Subsidiaries; and (iv) any Sale of any assets and properties of the Corporation or a Restricted Subsidiary, other than assets and properties described in clauses (i), (ii) and (iii) above, and other than assets which comprise or are in any way material to the Kemess South Mine, if the proceeds from all such Sales in aggregate do not exceed U.S. $15,000,000 in any calendar year;

(c) any Sale of the Proposed Leaseback Assets in connection with a sale-leaseback transaction;

(d)       any Sale of inventory of the ordinary course of business; and

(e)       any Sale of properties or assets not described in Sections 4.14
(a), (b), (c) or (d) above, provided that the Corporation obtains the prior written consent of the Bondholders expressed by Extraordinary Resolution of any such Sale.

          SECTION 4.12. ROYALTY INTEREST. The Corporation shall not, without the prior written consent of the Trustee, amend the Royalty Agreement so as to increase the Initial Royalty Rate (as described therein) or amend
Section 2.2 and 7.2(c) thereof.

          SECTION 4.13. RESTRICTED PAYMENTS. The Corporation and its Subsidiaries shall not, directly or indirectly, pay principal, interest, fees or any other amount in respect of any Debt of the Corporation or a Subsidiary other than on account of the Senior Indentures, the Eligible Hedging Indebtedness or other Debt secured by Liens ranking prior to the Security on liquidation, provided that if no Event of Default has occurred and is continuing, the foregoing shall not prohibit the Corporation, or a Restricted Subsidiary, from (i) paying interest on the Subordinated Notes in accordance with the terms and conditions contained in the Subordinated Indenture, (ii) paying amounts due and payable in the ordinary course in respect of other Debt other than Debt under the Subordinated Indenture; or (iii) in the case of a Restricted Subsidiary, from making payment to the Corporation or another Restricted Subsidiary. The Corporation will not establish, designate or allow to exist a Restricted Subsidiary unless the property and undertaking of such Restricted Subsidiary is charged in favour of the Trustee with security with the same or better priority as the charges granted by the Corporation to the Trustee.

          SECTION 4.14. SECURITY. Each Bondholder, by its acceptance of a Bond hereunder, represents and warrants that it does not hold security in respect of Eligible Hedging Indebtedness of the Corporation or of a Restricted Subsidiary other than (i) pursuant to or in connection with the Bond or Bonds pledged to such Bondholder, this Indenture and the Security, and any other security which may now or hereafter be granted hereunder; and
(ii) in the case of The Bank of Nova Scotia, cash collateral which does not and will not exceed U.S. $3,000,000.

          SECTION 4.15. CONFLICTS. In the event of any conflict or inconsistency between a provision of this Indenture and a provision of the Security Documents, the provision of this Indenture shall prevail.

                                   ARTICLE 5
                         COVENANTS OF THE CORPORATION

          SECTION 5.1. PAYMENT OF PRINCIPAL AND INTEREST. The Corporation covenants that it will punctually pay or cause to be paid the principal of and interest on each of the Bonds at the place, at the respective times and in the manner provided in this Indenture and in the Bonds.

          SECTION 5.2. TRUSTEE'S REMUNERATION AND EXPENSES. The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of these trusts (including the reasonable compensation and the disbursements of its Counsel and all other advisors and assistants not regularly in its employ), both before and after any Event of Default, until all duties of the Trustee shall be finally and fully performed and paid, except any such expense, disbursement or advance as may arise from the wilful misconduct or bad faith of the Trustee. Any amount due under this Section 5.2 and unpaid 30 days after request for payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the prime rate from time to time reported by The Bank of Nova Scotia or its successor. After the occurrence and during the continuance of an Event of Default, all amounts so payable and the interest on such amounts shall be payable out of any funds coming into the possession of the Trustee in priority to any payments on the Bonds.

          SECTION 5.3. INSURANCE. (1) The Corporation shall (i) keep all of its properties adequately insured against loss or damage by fire and other hazards, at all times with responsible insurance carriers, in amounts and on terms as are customary in the mining industry, (ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and on such terms as are customary in the mining industry against liability on account of damage to persons and property, and (iii) maintain adequate insurance covering such other risks as are customary in the mining industry. All insurance covering tangible property subject to the Security shall provide that, in the case of each separate loss, the full amount of insurance proceeds in excess of U.S. $500,000 shall be payable to the Trustee as secured party or otherwise as its interest may appear and subject to the rights of any prior encumbrancer, to be applied in accordance with Section 4.8, and shall further (iv) provide for at least 30 days' prior written notice to the Trustee of its cancellation or substantial modification, (v) provide that, in respect of the interests of the Trustee, the insurance shall not be invalidated by any action or inaction of the Corporation or any other Person, (vi) insure the Trustee's interests regardless of any breach of or violation by the Corporation or any other person of any warranties, declarations, or conditions contained in the insurance, and (vii) provide that the Trustee shall have the right (but not the obligation) to cure any default by the Corporation under the insurance. Each liability policy required pursuant to this Section 5.3 shall name the Trustee as an additional insured and shall be primary without right of contribution from any other insurance which is carried by the Trustee to the extent that the other insurance provides it with contingent or excess liability insurance, or both, with respect to its interest in the Collateral and shall expressly provide that all of its provisions, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Corporation), shall operate in the same manner as if there were a separate policy covering each insured.

          (2) The Corporation shall, from time to time upon request by the Trustee, promptly furnish or cause to be furnished to the Trustee evidence, in form and substance satisfactory to the Trustee, of the maintenance of all insurance required to be maintained by Section 5.3(1), including, but not limited to, originals or copies as the Trustee may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

          SECTION 5.4. REORGANIZATION. Except as set forth herein, the Corporation shall not dispose of any interest in the Kemess Mine or the right to the production or income thereof. The Corporation may transfer Kemess Mine to Kemess Newco on the terms set out herein. If the Corporation proposes to transfer all or a material interest in the Kemess Mine and the rights and benefits associated therewith to Kemess Newco, the Corporation shall, prior to, or contemporaneously with, any such transfer(s), cause Kemess Newco to assume and guarantee to the Trustee on behalf of the Bondholders all of the Corporation's obligations, liabilities and indebtedness under or pursuant to the Indenture and the Bonds, pledge (subject to the prior Liens held by the Senior Bondholders) to the Trustee on behalf of the Bondholders all of the Corporation's shares in the capital of Kemess Newco and any debt, equity or other consideration received by the Corporation in respect of such transfer, provide to the Trustee on behalf of the Bondholders such additional security, agreements and assurances (including a confirmation from the Trustee under the Subordinated Indenture that any acknowledgment of subordination and postponement will continue to apply after such transfer) as it may reasonably request to ensure that the Liens in favour of the Trustee on such assets are valid, enforceable and prior ranking to all other Liens, claims and interests in such assets except for such Liens as are held by the Senior Bondholders or as ranked prior to the Security immediately prior to the disposition, and obtain and deliver an opinion of counsel as to the enforceability of the Kemess Newco Guarantee and Assumption and validity and perfection of the Kemess Newco Liens and such other consents, certificates and authorizations as the Trustee, on the advice of Counsel, may require in connection with the foregoing.

          SECTION 5.5. LIMITATION ON LIENS. The Corporation shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens (other than Permitted Liens) upon any properties or assets of the Corporation or of any of its Restricted Subsidiaries whether owned or hereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon.

          SECTION 5.6. PERFORMANCE OF COVENANTS BY TRUSTEE. If the Corporation fails to perform any of its covenants in this Indenture, the Trustee may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 5.2. No such performance or advance by the Trustee shall be deemed to relieve the Corporation of any default.

                                   ARTICLE 6
                           DEFAULT AND ENFORCEMENT

          SECTION 6.1. EVENTS OF DEFAULT. The Security shall become enforceable in each and every of the following events (each of which is an "EVENT OF DEFAULT"):

(a) if the Corporation fails to pay forthwith upon demand the principal or interest of any Bond;

(b) if the Subordinated Indenture is amended in any way which purports to have the effect of prejudicing the priority of the Security, or any action is taken in furtherance of any such amendment;

(c) if any registration, recordation or filing is effected in respect of the Subordinated Security, in respect of any asset or in any jurisdiction, and no such registration, recordation or filing has been made in priority to such in respect of the Security in favour of the Trustee hereunder;

(d)       if the Corporation fails to comply with its obligations under
Section 5.4 or 5.5;

(e) if the Corporation fails to observe or perform any other covenant or condition on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying the default and requiring the Corporation to cure it, the Corporation fails to cure the default within a period of 30 days unless the Trustee has agreed to a longer period, (having regard to the subject matter of default) and in such event, within the period agreed to by the Trustee.

          SECTION 6.2. ACCELERATION ON DEFAULT. If any Event of Default shall occur and be continuing, the Trustee may, in its discretion, and shall, upon receipt of a Single Bondholders Request requiring it to do so, declare the principal of, and interest on, the Bonds and other monies secured by this Indenture to be due and payable and the same shall immediately become due and payable to the Trustee on demand (and without any further demand being required under any of the Bonds). The Corporation shall on such demand immediately pay to the Trustee, for the benefit of the Bondholders, the principal of, and accrued and unpaid interest on, amounts in default, in each case in accordance with Article 2, on the Bonds and all other moneys secured by this Indenture, together with subsequent interest at the rates borne by the Bonds from the date of the declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Bonds. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations under this Indenture and any moneys so received by the Trustee shall be applied in the same manner as if they were proceeds of realization of the Collateral.

          SECTION 6.3. ENFORCEMENT BY TRUSTEE. Whenever the Security has become enforceable and so long as the Security remains enforceable, but subject to the provisions of any Extraordinary Resolution:

(a) the Trustee, in the exercise of its discretion, may proceed to realize the Security and enforce the rights of the Trustee and the Bondholders under the Security by entry as provided in Section 6.5; or by the appointment of a receiver or receiver and manager under the provisions of
Section 6.6; or by sale under the provisions of Section 6.7; or by proceedings in any court of competent jurisdiction for the appointment of a receiver or receiver and manager or for sale of all or any part of the Collateral or for foreclosure; or by any other action, suit, remedy or proceedings authorized or permitted by this Indenture or by law or by equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Corporation; and no such remedy for the realization of the Security or for the enforcement of the rights of the Trustee or the Bondholders shall be exclusive of or dependent on any other remedy but any one or more of the remedies may from time to time be exercised independently or in combination;

(b) all rights of action may be enforced by the Trustee without the possession of any of the Bonds or their production at any trial or other related proceedings; and

(c) upon receipt of a Unanimous Bondholders' Request and upon being indemnified and funded to its satisfaction as provided in Section 11.1, the Trustee shall exercise or take such one or more of the aforesaid remedies as the Unanimous Bondholders' Request may direct or, if such Unanimous Bondholders' Request contains no direction, as the Trustee may deem expedient.

          SECTION 6.4. ENFORCEMENT BY BONDHOLDERS. A Bondholder who has requested that the other Bondholders execute and deliver a Unanimous Bondholders Request, but has failed to obtain the consent of one or more of the other Bondholders may, acting for the benefit of itself and all the other Bondholders, take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.3, but (subject to the foregoing right to take proceedings in a court of competent jurisdiction for the appointment of a receiver or receiver and manager or any other remedy) in no event shall a Bondholder or combination of Bondholders have any right to take or exercise any power of sale or appoint a receiver or receiver and manager or exercise or take any other remedy or proceedings out of court; it being understood and intended that no one or more Bondholders shall have any right in any manner whatsoever to affect, disturb or prejudice the Security by its or their action or enforce any right under this Indenture or under any Bond except subject to the conditions and in the manner herein provided, and that all powers and trusts shall be exercised and all proceedings at law which are instituted and maintained by the Trustee shall be instituted and maintained for the equal and rateable benefit of all Bondholders.

          SECTION 6.5. ENTRY BY TRUSTEE. Whenever the Security has become enforceable and so long as the Security remains enforceable, the Trustee shall have the right by its officers, agents or attorneys to enter into and upon and to take possession of all or any part of the Collateral and possess and use the same subject to the Security, with full power to carry on and manage the business operations of the Corporation to receive the rents, incomes and profits of such property and business, to pay all expenses of operating the property and of carrying on the business and all charges against the property and business ranking in priority to the Bonds or payment of which may be necessary to preserve or protect the property. The remainder of the moneys so received and not required for any of the above purposes shall be applied by the Trustee in the manner provided in Section 6.10. The foregoing is, however, subject to the condition that the Trustee shall, if all Events of Default existing to the knowledge of the Trustee have been cured, restore such property and business to the Corporation, and pay to it the remainder of the moneys so received after payment of all interest then due in accordance with Article 2 upon the Bonds. In case of any return of property to the Corporation, the Security shall no longer be or be deemed to be enforceable by reason of the Event of Default whereby the right of entry became vested in the Trustee, and any declaration that may have been made by the Trustee pursuant to Section 6.2 as a result of such Event of Default shall be cancelled. Any part of the Collateral which has become subject to a fixed charge solely by reason of the crystallization of a floating charge shall be freed from the fixed charge, but shall subsequently be subject to the floating charge provided for in the Security, as fully and to the same extent as though no Event of Default had occurred.

          SECTION 6.6. APPOINTMENT OF RECEIVER. Whenever the Trustee determines under the applicable provisions of the Security and the provisions of Section 6.3 to appoint a receiver (which term shall include a receiver and manager) the following provisions shall apply:

(a) the appointment shall be made by resolution of the board of directors of the Trustee or an executive committee of the Trustee and a copy of the resolution, certified by an officer of the Trustee under its corporate seal, shall be evidence for all purposes of such appointment; the Trustee may from time to time in the same manner remove any receiver so appointed and appoint another in its stead; in making any such appointment the Trustee shall be deemed to be acting as the attorney of the Corporation;

(b) any appointment may be limited to a part or parts of the Collateral or may extend to the whole of the Collateral;

(c) every receiver may, in the discretion of the Trustee, be vested with all or any of the powers and discretions of the Trustee;

(d) the Trustee may from time to time fix the remuneration of every receiver and direct its payment out of the Collateral;

(e) the Trustee may from time to time require any receiver to give security for the performance of its duties and may fix the nature and amount of such security, but shall not be bound to require such security;

(f) every receiver may, with the consent in writing of the Trustee, borrow money for the purposes of carrying on the business of the Corporation or for the maintenance, protection or preservation of the Collateral, and the receiver may issue certificates (the "RECEIVER'S CERTIFICATES") for such sums as will, in the opinion of the Trustee, be sufficient for obtaining, upon the security of the Collateral, the amounts from time to time required; the Receiver's Certificates may be payable either to order or to bearer and may be payable at such time or times as to the Trustee may appear expedient, and shall bear interest as therein provided; the receiver may sell, pledge or otherwise dispose of the same in such manner as to the Trustee may seem advisable, and may pay a reasonable commission on a sale; the amounts from time to time payable pursuant to the Receiver's Certificates shall form a charge upon the Collateral in priority to the Bonds;

(g) every receiver shall, so far as concerns responsibility for its acts or omissions, be deemed to be the agent of the Corporation, and in no event the agent of the Trustee, and the Trustee shall not, in making or consenting to such appointment, incur any liability to the receiver for its remuneration or otherwise;

(h) except as may be otherwise directed by the Trustee, all moneys from time to time received by a receiver shall be paid over to the Trustee to be held by it on the trusts of these presents; and

(i) the Trustee may pay to a receiver any moneys constituting part of the Collateral to be applied for the purposes of this Indenture, and the Trustee may from time to time determine what funds the receiver may keep in hand with a view to the performance of its duty as a receiver.

          SECTION 6.7. SALE BY TRUSTEE. If the Trustee decides to realize on the Security by sale, the Trustee shall have the right with or without entry to sell and dispose of all or any part of the Collateral en bloc or in parcels, at public auction or by tender or by private contract and at such time or times and on such terms and conditions, which shall, at the Trustees option, include, in case of sale by auction or tender, a reasonable reserve bid, as the Trustee shall determine. The Trustee may make any such sale, whether by auction, tender or private contract, either for cash or upon credit or partly for one and partly for the other, upon such reasonable conditions as to terms of payment as it may deem proper; it may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred herein; it may also stop, suspend or adjourn any sale from time to time and hold the sale as adjourned without further notice; also deliver to the purchaser or purchasers of all or any part the Collateral a good and sufficient deed or deeds for the same.

          SECTION 6.8. APPLYING BONDS IN PAYMENT. Upon any sale of all or any part of the Collateral, whether made under power of sale or pursuant to foreclosure or other judicial proceedings, the Trustee or any one or more of the Bondholders or any agent or representative may become purchasers and may, in paying the purchase price, deliver the Bonds in place of cash to the amount which would, upon distribution of the net proceeds of such sale, be payable; and in case the amounts so payable are less than the amount due, the Bonds shall be returned after being properly marked or stamped to show partial payment; provided, however, that any such purchaser shall pay in cash the amount necessary to provide for the payments mentioned in Section 6.9(a).

          SECTION 6.9. APPLICATION OF PROCEEDS OF SALE OR REALIZATION. Except as otherwise expressly provided, the moneys arising from any sale or other realization of the whole or any part of the Collateral, whether through a sale by the Trustee or by judicial process or otherwise, shall be held by the Trustee and applied, together with any other moneys in the hands of the Trustee available for such purposes as follows:

(a) firstly, in payment of all charges on the Collateral (except those subject to which the sale or realization was made), ranking in priority to the Bonds;

(b)       secondly, in payment of the expenses referred to in Section 5.2;

(c)       thirdly, reasonable costs of realization not included in (a), above;

(d) fourthly, in payment of the principal of the Bonds and, after payment of such principal, any accrued and unpaid interest on the Bonds, in that order, or in such other order of priority as between principal and interest as may be directed by Extraordinary Resolution; and

(e) the surplus (if any) shall be paid to the Corporation or its assigns, unless otherwise provided by law.

          SECTION 6.10. DISTRIBUTION OF PROCEEDS. Payments to Bondholders pursuant to Section 6.9 shall be made as follows:

(a) at least 10 days' notice of each payment shall be given in the manner provided in Article 12 specifying the time when and the place where the Bonds are to be presented, the amount of the payment and the application of the payment as between principal and interest;

(b) payment of any Bond shall be made upon presentation of the Bond at any one of the places specified in the notice and any Bond paid in full shall be surrendered, otherwise a memorandum of the payment shall be endorsed on it; but the Trustee may, in its discretion, dispense with presentation and surrender or endorsement in any special case upon receipt of an indemnity acceptable to it;

(c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Bond after giving credit for the amount of the payment specified in such notice unless it is properly presented on or after the date so specified and payment is not made;

(d) the Trustee shall not be required to make any interim payment to Bondholders unless the moneys in its hands, after reserving such amount as the Trustee may think necessary to provide for the payments mentioned in
Section 6.9(a), exceeds 5% of the principal amount of the Bonds;

(e) payments on account of the Bonds shall be made rateably to each Bondholder based on the lesser of (i) the Eligible Hedging Indebtedness which is owed to such Bondholder and is secured by a pledge of such Bond pursuant to the applicable Pledge Agreement; and (ii) the principal amount of the Bond held by such Bondholder;

(f)       if as a result of distributions made in accordance with paragraph
(e), above, (i) the Eligible Hedging Indebtedness of any Hedging Counterparty has been paid in full, (ii) one or more other Hedging Counterparties have received the full amount of the Bond pledged to such Hedging Counterparty but have not received payment in full of their Eligible Hedging Indebtedness, and (iii) the Hedging Counterparties pursuant to a Secondary Pledge Agreement hold a security interest in the Bond held by the Hedging Counterparty whose claim has been paid in full, then, distributions shall thereafter be made rateably to the remaining Bondholders based upon the lesser of their remaining Eligible Hedging Indebtedness and the amount of the Bond held by them, whether by way of primary or secondary pledge (provided that a secondary pledge will only be taken into account where the primary pledge has been fully discharged); and

(g) no Bondholder who is the Corporation or a Subsidiary or an Affiliate or Insider of the Corporation or a Subsidiary shall be entitled to participate in any distribution until the claims of all other Bondholders have been satisfied in full.

          SECTION 6.11. PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee or its agents shall be concerned to enquire whether the Security has become enforceable, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any money remains due, or as to the necessity or expediency of the stipulations and conditions subject to which any sale has been made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Trustee with the Collateral, or to see to the application of any money paid to the Trustee.

          SECTION 6.12. TRUSTEE APPOINTED ATTORNEY. Effective from and after an Event of Default and so long as such Event of Default is continuing, the Corporation irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute and do any deeds, transfers conveyances, assignments, assurances and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers conferred on the Trustee.

                                   ARTICLE 7
                         SATISFACTION AND DISCHARGE

          SECTION 7.1. CANCELLATION AND DESTRUCTION. All matured Bonds shall be cancelled and delivered to or to the order of the Trustee immediately after payment. All Bonds (whether in temporary or definitive form) cancelled or required to be cancelled under this or any other provision of this Indenture may be destroyed by or under the direction of the Trustee (in the presence of a representative of the Corporation, if the Corporation requests) and the Trustee shall prepare or cause to be prepared and shall retain a certificate of such destruction and deliver a duplicate copy to the Corporation.

          SECTION 7.2. RELEASE FROM COVENANTS. Upon proof being given to the reasonable satisfaction of the Trustee that (i) the principal of all the Bonds and interest thereon and other moneys payable hereunder have been paid or satisfied, or (ii) all the Bonds have matured or have been called for redemption, or upon the Trustee having been given irrevocable instructions by the Corporation to give notice of redemption of all the Bonds, and (iii) such payment or redemption, or both, has been duly and effectually provided for by payment to the Trustee or otherwise, and (iv) upon payment of all costs, charges and expenses properly incurred by the Trustee in relation and the remuneration of the Trustee has been paid, or upon provision satisfactory to the Trustee being made for such payment, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be required to (v) evidence the satisfaction and discharge of the Security in accordance with Section 4.11, and (vi) release the Corporation from its covenants except pursuant to
Section 2.8 and those relating to the indemnification of the Trustee.

                                   ARTICLE 8
                            SUCCESSOR CORPORATIONS

          SECTION 8.1. CERTAIN REQUIREMENTS IN RESPECT OF MERGER, ETC. The Corporation shall not enter into any transaction (whether by way of reconstruction, reorganization, amalgamation, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of any such amalgamation, of the continuing Corporation unless, but may do so if:

(a) such other person or continuing corporation (the "SUCCESSOR CORPORATION") is a corporation incorporated under the laws of Canada or any of its provinces;

(b) the Successor Corporation executes, prior to or contemporaneously with the completion of the transaction, a supplemental indenture and such other instruments (if any) as are satisfactory to the Trustee and, in the opinion of Counsel, are necessary or advisable to evidence the assumption by the Successor Corporation of the Corporation's liability for the due and punctual payment of all the Bonds and any interest thereon and all other moneys payable under this Indenture and the covenant of the Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

(c) such transaction shall, to the satisfaction of the Trustee and in the opinion of Counsel, be upon such terms as preserve and do not impair in any respect the rights and powers of the Trustee or of the Bondholders; and

(d) no condition or event shall exist in respect of the Successor Corporation at the time of such transaction and after giving full effect to the transaction which constitutes or would constitute an Event of Default.

          SECTION 8.2. VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section 8.1 have been observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article 10 and the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of such Successor Corporation.

          SECTION 8.3. OPINION OF COUNSEL TO BE GIVEN TO TRUSTEE. The Trustee shall receive an opinion of Counsel as conclusive evidence that any such reorganization, consolidation, amalgamation, sale, conveyance or lease and any such assumption complies with the provisions of this Article 8.

                                   ARTICLE 9
                           EXTRAORDINARY RESOLUTIONS

          SECTION 9.1. POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION. In addition to all other powers stated in this Indenture to be exercisable by Extraordinary Resolution, the Bondholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a) the power to agree to any modification, abrogation or compromise or arrangement of the rights of the Bondholders or the Trustee against the Corporation or against the undertaking, property and assets of the Corporation, whether such rights arise under this Indenture, the Bonds or otherwise;

(b) the power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Bonds in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c) the power to assent to any modification or change in, or omission from, these provisions or any supplemental instrument which shall be agreed to by the Corporation and to authorize the Trustee to concur in or execute any deed or supplemental instrument embodying the modification, change or omission;

(d) the power, with the approval of the Corporation, to sanction the exchange of the whole or any part of the Bonds for other obligations of the Corporation or another corporation;

(e) the power to waive and direct the Trustee to waive any default of the Corporation either unconditionally or upon any conditions specified in such Extraordinary Resolution whether or not the Security has become enforceable, and where a Bondholder has commenced a proceeding to enforce the Security by reason of such default, to restrain the Bondholder from continuing the proceeding and to stay or discontinue the same, upon payment of the costs, charges or expenses reasonably and properly incurred by the Bondholder in that connection;

(f) the power to restrain any Bondholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest on the Bonds, or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or to have the Corporation wound-up or for any other remedy under this Indenture;

(g) the power to sanction any scheme for the reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation and for the selling or leasing of all or substantially all of the undertaking, property and assets of the Corporation;

(h) the power to approve the form and content of any document to be delivered to or by the Trustee, including the form of any Security to be delivered to the

Trustee pursuant to Section 4.1 or otherwise;

(i) the power to direct the Trustee as to the adequacy of the insurance maintained by the Corporation;

(j) the power to authorize and direct the Trustee to execute and deliver such subordinations, priorities agreements, inter-creditor agreements and acknowledgments as the Extraordinary Resolution may specify; and

(k) the power to amend, alter and repeal any Extraordinary Resolution previously adopted by the Bondholders.

          SECTION 9.2. MEANING OF "EXTRAORDINARY RESOLUTION". The expression "EXTRAORDINARY RESOLUTION" when used in this Indenture means an instrument in writing signed in one or more counterparts by both (a) the Bondholders of a principal amount of the Bonds of not less than 75% of the Bonds which are outstanding at such time, excluding any of such as are then held by Affiliates or Insiders of the Corporation, and (b) each of Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia, if they are then Bondholders.

          SECTION 9.3. POWERS CUMULATIVE. Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Bondholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Bondholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

          SECTION 9.4. BINDING EFFECT OF RESOLUTIONS. Every Extraordinary Resolution adopted in accordance with Section 9.2 shall be binding upon all the Bondholders, whether they are signatories or not, and each and every Bondholder and the Trustee (subject to any provisions for its indemnity) shall be bound to give effect accordingly to every such Extraordinary Resolution.

                                   ARTICLE 10
                             SUPPLEMENTAL INDENTURES

          SECTION 10.1. EXECUTION OF SUPPLEMENTAL INDENTURES. From time to time the Corporation (when authorized by a resolution of its Directors) and the Trustee may, subject to the provisions of this Indenture, and the Corporation and the Trustee shall, when so directed by or pursuant to this Indenture, execute and deliver indentures or other supplemental instruments, which shall form a part of this Indenture, for any one or more or all of the following purposes:

(a) evidencing the succession of Successor Corporations to the Corporation and the covenants of and obligations assumed by such Successor Corporations in accordance with the provisions of Article 8;

(b)       giving effect to any Extraordinary Resolution;

(c) providing for the issue of Bonds in forms or denominations other than those herein provided for and for the exchange of Bonds of different forms and denominations, and making modifications in the form of the Bonds which, in the opinion of the Trustee, does not affect their substance;

(d) making any additions to, deletions from or alterations in the provisions of this Indenture which, in the opinion of Counsel, may from time to time be necessary or advisable to conform the same to legislation or to the requirements of any stock exchange;

(e) adding such additional covenants, enforcement provisions, release provisions and other provisions as, in the opinion of Counsel, are necessary or advisable, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Bondholders are not materially prejudiced;

(f) correcting or rectifying any ambiguities, defective provisions, errors or omissions, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Bondholders are not materially prejudiced; and

(g) any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Bondholders are not materially prejudiced.

                                   ARTICLE 11
                             CONCERNING THE TRUSTEE

          SECTION 11.1.  CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATION TO ACT.
(1) The Trustee is not bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it unless and until it is required so to do under the terms of this Indenture; nor shall the Trustee be required to take notice of any default other than in payment of any moneys required to be paid to it, unless and until notified in writing of such default. In the absence of any such notice, the Trustee may, for all purposes of this Indenture, conclusively assume that the Corporation is not in default with respect to the payment of principal of, or interest on, the Bonds or in the observance or performance of any of its covenants, agreements or conditions. Any such notice shall in no way limit any discretion given to the Trustee to determine whether or not it shall take any action with respect to any default.

          (2) The obligation of the Trustee to commence or continue any action or proceeding for the purpose of enforcing its or the Bondholders' rights shall be conditional upon the Bondholders providing, when required by notice in writing from the Trustee, (i) sufficient funds to commence or continue the action or proceeding, and (ii) an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the cost, charges, expenses and liabilities to be incurred and any loss and damage it may suffer.

          (3) None of the provisions contained in this Indenture shall require the Trustee to spend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded pursuant to Section 11.1(2).

          (4) The Trustee may, before commencing or at any time during the continuance of any such action or proceeding, require the Bondholders at whose instance it is acting to deposit with the Trustee the Bonds held by them provided the Trustee issues receipts to the relevant Bondholders.

          SECTION 11.2. EVIDENCE. (1) Whenever it is provided in this Indenture, with reference to any application to the Trustee for the certification and delivery of Bonds or other action, that the Corporation deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have such application granted. The Trustee may rely and shall be protected in acting upon documents deposited with it in purported compliance with any such provision or for any other purpose, but may in its discretion require further evidence before acting or relying on them.

          (2) The Trustee may rely and shall be protected in acting upon any Certified Resolution, Certificate of the Corporation, Order of the Corporation, Request of the Corporation or any other resolution, certificate, order, request, statement, instrument, opinion, report, notice, consent, letter, telecopy or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

          SECTION 11.3. EXPERTS AND ADVISERS. (1) The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties and shall not be responsible for any misconduct on the part of any of them.

          (2) The Trustee may act and shall be protected in acting in good faith on the advice of, or information obtained from, any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Corporation or by the Trustee, in relation to any moneys held by the Trustee, which under the trusts of this Indenture may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless otherwise expressly provided, any moneys so held, pending its application or withdrawal under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank, at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation, may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or (ii) invested in securities issued or guaranteed by the Government of Canada or any province thereof or any Canadian chartered bank or loan or trust company, maturing not more than one year from the date of investment. Unless an Event of Default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of the deposits and investments shall belong to the Corporation.

          SECTION 11.4. ACTION BY TRUSTEE TO PROTECT INTERESTS. The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Bondholders.

          SECTION 11.5. TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

          SECTION 11.6. PROTECTION OF TRUSTEE. By way of supplement to the provisions of any law for the time being relating to trustees:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Bonds (except the representation contained in Section 11.10 and in the certificate of the Trustee on the Bonds) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b) the Trustee shall have no obligation to see to or to require evidence of the registration or filing (or renewal) of this Indenture or any supplemental or ancillary instrument;

(c) the Trustee shall not be bound to notify any Person of the execution of this Indenture; and

(d) the Trustee shall have no liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants or of any other acts of the agents or servants of the Corporation.

          SECTION 11.7. REPLACEMENT OF TRUSTEE. The Trustee may resign its trust and be discharged from all further duties and liabilities under this Indenture by giving the Corporation not less than 90 days' notice in writing or such shorter notice as may be acceptable to the Corporation. The Bondholders, by Extraordinary Resolution, may at any time remove the Trustee and appoint a new Trustee. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting, the Corporation shall immediately appoint a new Trustee unless a new Trustee has already been appointed by the Bondholders by Extraordinary Resolution; failing such appointment by the Corporation, the retiring Trustee or any Bondholder may apply to a Judge of the Ontario Court of Justice (General Division), for the appointment of a new Trustee. Any new Trustee appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Bondholders. Any new Trustee shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of Counsel, may be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of the Corporation or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to Section 5.2, shall assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee in connection with this Indenture.

          SECTION 11.8. CONFLICT OF INTEREST. (1) The Trustee represents to the Corporation that, at this date, no material conflict of interest exists in the Trustee's role as a fiduciary under this Indenture and agrees that in the event of a material conflict of interest arising it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the conflict or resign these trusts.

          (2) Subject to Section 11.8(1), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation or any of its Affiliates and generally may contract and enter into financial transactions with the Corporation or any of its Affiliates without being liable to account for any profit.

          (3) The Bondholders acknowledge that the Trustee is a wholly-owned subsidiary of The Bank of Nova Scotia and agree that such fact is not, in and of itself, a conflict of interest.

          SECTION 11.9. CASH COLLATERAL HELD BY THE TRUSTEE. The Trustee, the Corporation and by its acceptance of a Bond hereunder, each Bondholder acknowledge that (i) the Trustee is holding in safekeeping cash or cash equivalents equal to

Cdn. $12,000,000 (the "Cash Collateral") on behalf of Her Majesty the Queen in Right of the Province of British Columbia (the "Province"), as represented by the Minister of Finance and Corporate Relations, as security for certain obligations of the Corporation under Permit M-206, issued to the Corporation under the MINES ACT (British Columbia) in connection with the Kemess Mine;
(ii) the Trustee, both in its personal capacity and its capacity as the holder of the Cash Collateral on behalf of the Province, does not have any lien, charge, or right of set-off against the Cash Collateral or the proceeds thereof from the sale or redemption of the Cash Collateral (the foregoing does not however apply to or limit any existing lien, charge or right of set-off held by the province against the Cash Collateral or the proceeds thereof); (iii) any residual right, title or interest of the Corporation in the Cash Collateral is subject to the Senior Security, the Security, the Subordinated Security and any other security interests granted by the Corporation therein from time to time; (iv) the priority of any of the aforesaid security will be determined in accordance with inter-creditor agreements entered into between the holders of such security from time to time and applicable law; (v) the Trustee, the Corporation and each Bondholder hereby acknowledge that the Trustee will not be in conflict or breach of its duties and obligations hereunder by virtue of holding the Cash Collateral on behalf of the Province; and (vi) the Trustee may, upon receipt of a valid direction or instruction from the Province, deliver the Cash Collateral to the Province free and clear of any Lien created by the Security.

          SECTION 11.10. CERTIFICATE OF COMPLIANCE. At least once in each twelve-month period beginning on the date of this Indenture and at any other time upon the demand of the Trustee, the Corporation shall furnish the Trustee with a certificate that the Corporation has complied with all requirements contained in the Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or, if there has been failure to comply, giving particulars of such failure.

          SECTION 11.11. LEGISLATION RELATING TO INDENTURES. The provisions of this Indenture are subject to the BUSINESS CORPORATIONS ACT (Ontario) and any other legislation applicable from time to time relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures. In the event of any conflict between the provisions of this Indenture and the provisions of the BUSINESS CORPORATIONS ACT (Ontario) or any other such legislation, such legislation shall govern.

          SECTION 11.12. ACCEPTANCE OF TRUST. Montreal Trust Company of Canada accepts the trusts of this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

                                   ARTICLE 12
                                 MISCELLANEOUS

          SECTION 12.1 COMMUNICATIONS. Any notice, direction or other communication required or permitted to be given under this Indenture shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed, if to the Corporation, to it at: 5501 Lakeview Drive, Kirkland, Washington 98033, Attention: President, Telephone: (425) 822-8992,
Telecopier: (425) 822-3349, if to the Trustee, to it at: 4th Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Telephone: (604) 661-9591, Telecopier: (604) 685-4079, and, if to the Bondholders, at the addresses shown in the records of the Trustee. Any communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission.

          SECTION 12.2. ADDRESS OF RECORD. The Corporation and each Bondholder shall notify the Trustee of their respective telecopy number and mailing address and the Trustee shall furnish the same information with respect to itself to the Corporation and each of the Bondholders at the date of issue of the Bonds. From time to time, the Corporation and any Bondholder may notify the Trustee and the Trustee may notify the Corporation and each Bondholder of a change in its telecopy number or mailing address, as the case may be, in the manner set forth in subsection 12.1. Such number or address, until changed by a similar notice, shall be the address of record of such party for all purposes of this Indenture.

          SECTION 12.3. INDEMNIFICATION OF TRUSTEE. (1) The Corporation will at all times keep the Trustee indemnified and save the Trustee harmless from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Indenture including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements of counsel engaged by the Trustee on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity (unless such enforcement is unsuccessful), which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this Section 12.3(1) do not apply to the extent that the Trustee or its employees have acted fraudulently or negligently.

          (2) The Corporation hereby agrees to indemnify the Trustee, its directors, officers, employees, and agents, and all of their successors and assigns (collectively the "Indemnified Parties") against any loss, expenses, claim, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)       the administration of the trust created hereby; or

(b) the exercise by the Trustee of any rights hereunder or under the Security; which result from or relate, directly or indirectly, to:

          (i) the presence or release of any contaminants, by any means or for any reason, on the property subject to the Security, whether or not release or presence of the contaminants was under the control, care or management of the Corporation or of a previous owner, or of a tenant;

          (ii) any contaminant present on or released from any contiguous property to the property subject to the Security; or

          (iii) the breach or alleged breach of any environmental laws by the Corporation.

          For purposes of this Section 12.3(2), "liability" shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

          SECTION 12.4. DEPOSIT OF SECURITIES. The Trustee shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

          SECTION 12.5. CHANGE OF NAME. The Corporation shall not change its name or amalgamate with another corporation under a different name without giving at least 10 day's prior notice to the Trustee of the new name and the date upon which such change of name or amalgamation is to take effect and, within five Business Days of the change of name or amalgamation, the Corporation shall proved the Trustee with:

(a) a notarial or certified copy of the articles of amendment or articles of amalgamation effecting the change of name; and

(b) an opinion from legal counsel satisfactory to the Trustee as to the correct name of the Corporation and confirming that all appropriate registrations, filings or recordings have been made on behalf of the Trustee to fully and effectively maintain the perfection and priority of the Security created hereby.

                                   ARTICLE 13
                                 FORM OF BONDS

          SECTION 13.1. FORM OF BONDS. The form of the Bonds and the related certificate of the Trustee, registration panel and panel for the notation of payments on account of principal shall be substantially as follows:

No. ........  U.S. $................

                              ROYAL OAK MINES INC.

            (incorporated under the laws of the Province of Ontario)

                                15% DEMAND BONDS

          Royal Oak Mines Inc. (the "CORPORATION"), for value received, acknowledges itself indebted and promises to pay to the registered holder on demand, or on such earlier date as the principal amount may become due in accordance with the Indenture hereinafter mentioned, the sum of - UNITED STATES DOLLARS (U.S. $-) and to pay interest on principal sum from this date in like money calculated and compounded monthly in arrears and payable on the last Business Day of January of 1999 and thereafter on the last Business Day of each month in each year at the rate of FIFTEEN (15%) PER CENT PER ANNUM, with interest on amounts overdue payable on demand at the same rate and in like currency.

          This Bond is one of the U.S. $50 Million 15% Demand Bond of the Corporation issued under an Indenture made June 22, 1998 between the Corporation and Montreal Trust Company of Canada, as Trustee (which, together, with all supplementary instruments is referred to as the "INDENTURE"). Terms used in this Bond which are defined in the Indenture have the meanings specified in the Indenture. The Bonds issuable under the Indenture are limited to an aggregate principal amount of U.S. $50 million outstanding at any time.

          The principal amount of this Bond shall be payable at the principal office of Montreal Trust Company of Canada, as Trustee under the Indenture, in Vancouver, British Columbia. Interest on the Bonds and on overdue interest shall be paid directly by the Corporation to the registered holder.

          Subject to the terms of the Indenture, This Bond and all other Bonds now or hereafter certified and issued under the Indenture rank PARI PASSU and are secured equally and rateably by the Indenture. This Bond shall not become obligatory for any purpose until certified by or on behalf of the Trustee.

          IN WITNESS WHEREOF the Corporation has caused this Bond to be executed by its duly authorized officers.

                                        ROYAL OAK MINES INC.


                                        Per:
                                            ---------------------------
                                            Authorized Signing Officer

                                                                             c/s
                                        Per:
                                            ---------------------------
                                            Authorized Signing Officer



                        (FORM OF TRUSTEE'S CERTIFICATE)

     This is one of the U.S. $50 Million 15% Demand Bonds referred to in the Indenture within mentioned.

                                        MONTREAL TRUST COMPANY OF
                                        CANADA



                                        Per:
                                            ---------------------------
                                            Authorized Signing Officer


                          (FORM OF REGISTRATION PANEL)

                    (No writing here except by the Trustee)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       DATE OF                  NAME AND ADDRESS OF            AUTHORIZED
       REGISTRATION             REGISTERED BONDHOLDER          SIGNATURES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  (FORM OF PANEL FOR NOTATION OF PAYMENTS ON
               ACCOUNT OF PRINCIPAL OR REDUCTIONS OF PRINCIPAL)

                       Payments on Account of Principal

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    AUTHORIZED        AMOUNT PAID      BALANCE OF PRINCIPAL       SIGNATURE
    DATE              OR REDUCED       AMOUNT UNPAID
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      ARTICLE 14
                                      EXECUTION

          SECTION 14.1. NOTARIAL TRUST DEED. The Corporation, in conformity with the laws of the Province of Quebec in which part of the Collateral may at any time be situate, will execute, in notarial form, a Trust Deed of Hypothec, Mortgage and Pledge hypothecating, mortgaging, pledging, charging, ceding and transferring all its undertaking, property and assets situate in the Province of Quebec as security for the Bonds, such Trust Deed being substantially of the same tenor and to the same effect as this Indenture, such Trust Deed and this Indenture constituting and to be read as one and the same instrument.

          SECTION 14.2. COUNTERPARTS. This Indenture may be executed in any number of counterparts and all such counterparts together shall be deemed to constitute one and the same instrument.

          SECTION 14.3. FORMAL DATE. This Indenture may be referred to as bearing formal date of June 22, 1998 notwithstanding its actual date of execution.

          IN WITNESS WHEREOF the parties have caused this Indenture to be executed by their respective duly authorized officers.


                                        ROYAL OAK MINES INC.


                                        Per:  /s/ James H. Wood
                                            -----------------------------
                                            Authorized Signing Officer

                                                                             c/s

                                        Per:
                                            -----------------------------
                                            Authorized Signing Officer


                                        MONTREAL TRUST COMPANY OF
                                        CANADA


                                        Per:  /s/ Robert McKenzie
                                            -----------------------------
                                            Robert McKenzie
                                            Corporate Trust Officer

                                        Per:  /s/ Sean Pigott
                                            -----------------------------
                                            Sean Pigott
                                            Senior Trust Officer
                                            Corporate Trust Services

                                 ROYAL OAK MINES INC.


                                  NOTICE OF ADDRESS


TO:       MONTREAL TRUST COMPANY OF CANADA, as Trustee

-------------------------------------------------------------------------------


          The undersigned, Royal Oak Mines Inc. (the "CORPORATION") gives notice to Montreal Trust Company of Canada, pursuant to Section 12.2 of the trust indenture dated June 22, 1998 (the "INDENTURE") between the Corporation and the Trustee of its address of record for communications under the Indenture as follows:

          5501 Lakeview Drive
          Kirkland, Washington
          98033

          Attention:   President
          Telecopier:  (425) 822-3349


          DATED at Toronto this 22nd day of June, 1998.


                                        ROYAL OAK MINES INC.


                                        Per: /s/ James H. Wood
                                             ----------------------------
                                             Authorized Signing Officer


                                        Per:
                                             ----------------------------
                                             Authorized Signing Officer

                                 ROYAL OAK MINES INC.


                               ORDER OF THE CORPORATION


TO:       MONTREAL TRUST COMPANY OF CANADA, as Trustee


--------------------------------------------------------------------------------


          Royal Oak Mines Inc. (the "CORPORATION"), pursuant to the provisions of Section 2.2 of the trust indenture dated June 22, 1998 between the Corporation and you, as trustee, orders you to certify and issue a 15% Demand Bond in the principal amount of U.S. $15,000,000, to Macquarie Bank Limited of Level 26, 20 Bond Street, Sydney, N.S.W. Australia and to deliver the same on this date to the representative of Macquarie Bank Limited at the offices of Stikeman, Elliott, Suite 5300, Commerce Court West, Toronto, Ontario, without receiving any consideration for such certification, issuance and delivery.

          DATED at Toronto this 22nd day of June, 1998.


                                        ROYAL OAK MINES INC.


                                        Per: /s/ James H. Wood
                                             ----------------------------
                                             Authorized Signing Officer


                                        Per:
                                             ----------------------------
                                             Authorized Signing Officer

                                 ROYAL OAK MINES INC.


                               ORDER OF THE CORPORATION


TO:       MONTREAL TRUST COMPANY OF CANADA, as Trustee


--------------------------------------------------------------------------------


          Royal Oak Mines Inc. (the "CORPORATION"), pursuant to the provisions of Section 2.2 of the trust indenture dated June 22, 1998 between the Corporation and you, as trustee, orders you to certify and issue a 15% Demand Bond in the principal amount of U.S. $21,000,000, to Bankers Trust Company of 130 Liberty Street, New York, New York 10006 and to deliver the same on this date to the representative of Bankers Trust Company at the offices of Stikeman, Elliott, Suite 5300, Commerce Court West, Toronto, Ontario, without receiving any consideration for such certification, issuance and delivery.

          DATED at Toronto this 22nd day of June, 1998.


                                        ROYAL OAK MINES INC.


                                        Per: /s/ James H. Wood
                                             ----------------------------
                                             Authorized Signing Officer


                                        Per:
                                             ----------------------------
                                             Authorized Signing Officer

                                 ROYAL OAK MINES INC.


                               ORDER OF THE CORPORATION


TO:       MONTREAL TRUST COMPANY OF CANADA, as Trustee


--------------------------------------------------------------------------------


          Royal Oak Mines Inc. (the "CORPORATION"), pursuant to the provisions of Section 2.2 of the trust indenture dated June 22, 1998 between the Corporation and you, as trustee, orders you to certify and issue a 15% Demand Bond in the principal amount of U.S. $5,000,000, to The Bank of Nova Scotia of One Financial Place, 1 Adelaide Street East, 9th Floor, Toronto, Ontario and to deliver the same on this date to the representative of The Bank of Nova Scotia at the offices of Stikeman, Elliott, Suite 5300, Commerce Court West, Toronto, Ontario, without receiving any consideration for such certification, issuance and delivery.

          DATED at Toronto this 22nd day of June, 1998.


                                        ROYAL OAK MINES INC.


                                        Per: James H. Wood
                                             ----------------------------
                                             Authorized Signing Officer


                                        Per:
                                             ----------------------------
                                             Authorized Signing Officer

                                 ROYAL OAK MINES INC.


                              CERTIFICATE OF COMPLIANCE


TO:       MONTREAL TRUST COMPANY OF CANADA, as Trustee


--------------------------------------------------------------------------------


          Pursuant to the provisions of Article 1 and Section 2.2 of the Indenture (as hereinafter defined) the undersigned, James H. Wood, duly appointed Chief Financial Officer of Royal Oak Mines Inc. (the "CORPORATION"), certifies for and on behalf of the Corporation and not in my personal capacity, intending that the same may be relied upon by you without further enquiry, that:

(a) I have read and understand the provisions of the trust indenture dated June 22, 1998 (the "INDENTURE") between the Corporation and Montreal Trust Company of Canada (the "TRUSTEE"), as trustee, relating to the issue, certification and delivery of 15% Demand Bonds (the "BONDS") (defined terms used herein have the respective meanings ascribed thereto in the Indenture);

(b) I have examined the order of the Corporation dated June 22, 1998 (the "ORDER") ordering the Trustee to issue, certify, and deliver Bonds to Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia in accordance with Section 2.2 of the Indenture;

(c) to the best of my knowledge, after such examination and investigation as I have deemed necessary with regard to such actions, no further or other actions are required to be taken by the Corporation or by any other person in order to enable the Trustee to act in accordance with the Order;

(d) each of Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia is a Hedging Counterparty within the meaning of the Indenture; and

(e) the Bonds are to be pledged to Bankers Trust Company, Macquarie Bank Limited and The Bank of Nova Scotia, respectively, to be held as security for the obligations of the Corporation or an affiliate pursuant to Eligible Hedging Indebtedness.

          DATED at Toronto this 22nd day of June, 1998.



                                        /s/ James H. Wood
                                        ----------------------------
                                        James H. Wood